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                                   EXHIBIT II

                                       TO

                                  SCHEDULE 13G

                                   UNDER THE

                        SECURITIES EXCHANGE ACT OF 1934



         Pursuant to Rule 13d-1(f) (1) Lehman Brothers Inc., affirms it is individually eligible to use Schedule 13G and agrees that this Schedule is filed on its behalf.



                                                    LEHMAN BROTHERS INC.



                                                    By: /s/ Karen C. Manson
                                                        ------------------------
                                                    Name:   Karen C. Manson
                                                    Title:  First Vice President
                                                            Secretary





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